Exhibit A

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the Statement on Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Class A Common Stock, par value $0.0001 per share, of MultiPlan Corporation is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: October 13, 2020

HELLMAN & FRIEDMAN CAPITAL PARTNERS VIII, L.P.

By: Hellman & Friedman Investors VIII, L.P.
Its: General Partner

By: H&F Corporate Investors VIII, Ltd.
Its: General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

HELLMAN & FRIEDMAN CAPITAL PARTNERS VIII (PARALLEL), L.P.

By: Hellman & Friedman Investors VIII, L.P.
Its: General Partner

By: H&F Corporate Investors VIII, Ltd.
Its: General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

HFCP VIII (PARALLEL-A), L.P.

By: Hellman & Friedman Investors VIII, L.P.
Its: General Partner

By: H&F Corporate Investors VIII, Ltd.
Its: General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

H&F EXECUTIVES VIII, L.P.

By: Hellman & Friedman Investors VIII, L.P.
Its: General Partner

By: H&F Corporate Investors VIII, Ltd.
Its: General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

H&F ASSOCIATES VIII, L.P.

By: Hellman & Friedman Investors VIII, L.P.
Its: General Partner

By: H&F Corporate Investors VIII, Ltd.
Its: General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

H&F POLARIS PARTNERS, L.P.

By: H&F Polaris Partners GP, LLC
Its: General Partner

By: Hellman & Friedman Capital Partners VIII, L.P.
Its: Managing Member

By: Hellman & Friedman Investors VIII, L.P.
Its: General Partner

By: H&F Corporate Investors VIII, Ltd.
Its: General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

H&F POLARIS PARTNERS GP, LLC

By: Hellman & Friedman Capital Partners VIII, L.P.
Its: Managing Member

By: Hellman & Friedman Investors VIII, L.P.
Its: General Partner

By: H&F Corporate Investors VIII, Ltd.
Its: General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

HELLMAN & FRIEDMAN INVESTORS VIII, L.P.

By: H&F Corporate Investors VIII, Ltd.
Its: General Partner

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

H&F CORPORATE INVESTORS VIII, LTD.

By:	/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

[Joint Filing Agreement]